UNDER ARMOUR REPORTS THIRD QUARTER RESULTS;
UPDATES 2019 FULL YEAR OUTLOOK

BALTIMORE, November 4, 2019 – Under Armour, Inc. (NYSE: UA, UAA) today announced financial results for the third quarter ended September 30, 2019. The company reports its financial performance in accordance with accounting principles generally accepted in the United States of America ("GAAP”). This press release refers to “currency neutral” and “adjusted” amounts, which are non-GAAP financial measures described below under the “Non-GAAP Financial Information” paragraph. References to adjusted financial measures exclude the impact of the company’s 2018 restructuring plan and the related tax effects. Reconciliations of non-GAAP amounts to the most directly comparable financial measure calculated in accordance with GAAP are presented in supplemental financial information furnished with this release. All per share amounts are reported on a diluted basis.

“Building our long-term brand strength remains at the center of everything we do,” said Under Armour Chairman and CEO Kevin Plank. “Our ongoing transformation across the business continues to make us smarter, faster and more operationally excellent. As we make the turn into 2020, we are confident in our ability to deliver our fourth quarter targets while proactively supporting higher levels of strategic marketing investments that will further fuel the Under Armour brand.”

Third Quarter 2019 Review

•Revenue was down 1 percent to $1.4 billion (flat on a currency neutral basis).
–Wholesale revenue decreased 2 percent to $892 million and direct-to-consumer revenue decreased 1 percent to $463 million, representing 32 percent of total revenue.
–North America revenue decreased 4 percent to $1.0 billion and the international business increased 5 percent to $368 million (up 8 percent currency neutral), representing 26 percent of total revenue. Within the international business, revenue was up 9 percent in EMEA (up 13 percent currency neutral), up 4 percent in Asia-Pacific (up 6 percent currency neutral) and down 4 percent in Latin America (down 1 percent currency neutral).
–Apparel revenue increased 1 percent to $986 million; footwear revenue decreased 12 percent to $251 million; and accessories revenue increased 2 percent to $118 million in the third quarter. On a year-to-date basis, apparel and footwear revenue are relatively flat and accessories is down approximately 3 percent compared to 2018.
•Gross margin increased 220 basis points to 48.3 percent compared to the prior year driven by channel mix, supply chain initiatives and restructuring charges in the prior period.
•Selling, general & administrative expenses increased 4 percent to $551 million, or 38.5 percent of revenue.
•Operating income was $139 million.
•Net income was $102 million or $0.23 diluted earnings per share.
•Cash and cash equivalents increased 147 percent to $417 million.
•Inventory decreased 23 percent to $907 million.
•Total debt was down 26 percent to $592 million.

Updated Fiscal 2019 Outlook

•Revenue is now expected to be up about 2 percent versus the previously expected range of 3 to 4 percent, due to:

–Lower than planned excess inventory to service the off-price channel;
–Ongoing traffic and conversion challenges in direct-to-consumer; and,
–Negative impacts from changes in foreign currency.
•Gross margin is now expected to increase approximately 130 to 150 basis points versus the previously expected range of 110 to 130 basis points compared to 2018. Excluding restructuring charges from the comparable prior period, we now expect an increase of approximately 90 to 110 basis points (versus previous expectation of 70 to 90 basis points) compared to 2018 adjusted gross margin due to ongoing supply chain initiatives and additional channel mix benefits.
•Operating income is now expected to reach the high end of the previously given range of approximately of $230 million to $235 million.
•Interest and other expense, net is expected to be approximately $30 million.
•Effective tax rate is expected to be approximately 22 percent.
•Earnings per share is now expected to reach the high end of the previously given range of approximately of $0.33 to $0.34.
•Capital expenditures are now expected to be approximately $180 million versus the previously expected $210 million.

Conference Call and Webcast

Under Armour will hold its third quarter 2019 conference call and webcast today at approximately 8:30 a.m. Eastern Time. The call will be webcast live at https://about.underarmour.com/investor-relations/financials and will be archived and available for replay approximately three hours after the live event.

Non-GAAP Financial Information

This press release refers to “currency neutral” and “adjusted” amounts. Currency neutral financial information is calculated to exclude the impact of changes in foreign currency. Management believes this information is useful to investors to facilitate a comparison of the company's results of operations period-over-period. 2018 adjusted gross margin is referred to but not presented and excludes the impact of restructuring and other related charges. A reconciliation of 2018 adjusted gross margin is available in the company’s 2018 year-end earnings release. Management believes this information is useful to investors because it provides enhanced visibility into the company’s actual underlying results excluding the impact of its 2018 restructuring plans. These non-GAAP financial measures should not be considered in isolation and should be viewed in addition to, and not as an alternative for, the company's reported results prepared in accordance with GAAP. Additionally, the company's non-GAAP financial information may not be comparable to similarly titled measures reported by other companies.

About Under Armour, Inc.

Under Armour, Inc., headquartered in Baltimore, Maryland, is a leading inventor, marketer and distributor of branded athletic performance apparel, footwear and accessories. Powered by one of the world’s largest digitally connected fitness and wellness communities, Under Armour’s innovative products and experiences are designed to help advance human performance, making all athletes better. For further information, please visit https://about.underarmour.com.

Forward Looking Statements

Some of the statements contained in this press release constitute forward-looking statements. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts, such as statements regarding our future financial condition or results of operations, our prospects and strategies for future growth, the development and introduction of new products, the implementation of our marketing and branding strategies, the impact of our investment in our licensee on our results of operations, and the future benefits and opportunities from significant investments. In many cases, you can identify forward-looking statements by terms such as “may,” “will,” “should,” “expects,” “plans,” “assumes,” “anticipates,” “believes,” “estimates,” “predicts,” “outlook,” “potential” or the negative of these terms or other comparable terminology. The forward-looking statements contained in this press release reflect our current views about future events and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause events or our actual activities or results to differ significantly from those expressed in any forward-looking statement. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future events, results, actions, levels of activity, performance or achievements. Readers are cautioned not to place undue reliance on these forward-looking statements. A number of important factors could cause actual results to differ materially from those indicated by the forward-looking statements, including, but not limited to: changes in general economic or market conditions that could affect overall consumer spending or our industry; changes to the financial health of our customers; our ability to successfully execute our long-term strategies; our ability to realize expected benefits from our restructuring plans; our ability to effectively drive operational efficiency in our business; our ability to manage the increasingly complex operations of our global business; our ability to comply with existing trade and other regulations, and the potential impact of new trade, tariff and tax regulations on our profitability; our ability to effectively develop and launch new, innovative and updated products; our ability to accurately forecast consumer demand for our products and manage our inventory in response to changing demands; any disruptions, delays or deficiencies in the design, implementation or application of our new global operating and financial reporting information technology system; increased competition causing us to lose market share or reduce the prices of our products or to increase significantly our marketing efforts; fluctuations in the costs of our products; loss of key suppliers or manufacturers or failure of our suppliers or manufacturers to produce or deliver our products in a timely or cost-effective manner, including due to port disruptions; our ability to further expand our business globally and to drive brand awareness and consumer acceptance of our products in other countries; our ability to accurately anticipate and respond to seasonal or quarterly fluctuations in our operating results; our ability to successfully manage or realize expected results from acquisitions and other significant investments or capital expenditures; the impact of the performance of our equity method investment on our results of operations; risks related to foreign currency exchange rate fluctuations; our ability to effectively market and maintain a positive brand image; the availability, integration and effective operation of information systems and other technology, as well as any potential interruption of such systems or technology; risks related to data security or privacy breaches; our ability to raise additional capital required to grow our business on terms acceptable to us; our potential exposure to litigation and other proceedings; and our ability to attract key talent and retain the services of our senior management and key employees. The forward-looking statements contained in this press release reflect our views and assumptions only as of the date of this press release. We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.

# # #

Under Armour Contacts:
Lance Allega	Diane Pelkey
SVP, Investor Relations & Corporate Development	SVP, Global Communications
(410) 246-6810	(410) 246-5927

Under Armour, Inc.
For the Three and Nine Months Ended September 30, 2019 and 2018
(Unaudited; in thousands, except per share amounts)
CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended September 30,				Nine Months Ended September 30,
	2019	% of Net Revenues	2018	% of Net Revenues	2019	% of Net Revenues	2018	% of Net Revenues
Net revenues	$1,429,456	100.0%	$1,442,976	100.0%	$3,825,907	100.0%	$3,803,205	100.0%
Cost of goods sold	739,558	51.7%	777,769	53.9%	2,036,901	53.2%	2,087,961	54.9%
Gross profit	689,898	48.3%	665,207	46.1%	1,789,006	46.8%	1,715,244	45.1%
Selling, general and administrative expenses	550,978	38.5%	527,640	36.6%	1,626,309	42.5%	1,594,893	41.9%
Restructuring and impairment charges	—	—%	18,601	1.3%	—	—%	134,920	3.5%
Income (loss) from operations	138,920	9.7%	118,966	8.2%	162,697	4.3%	(14,569)	(0.4)%
Interest expense, net	(5,655)	(0.4)%	(9,151)	(0.6)%	(15,881)	(0.4)%	(26,266)	(0.7)%
Other expense, net	(429)	—%	(4,294)	(0.3)%	(2,224)	(0.1)%	(9,475)	(0.2)%
Income (loss) before income taxes	132,836	9.3%	105,521	7.3%	144,592	3.8%	(50,310)	(1.3)%
Income tax expense	29,344	2.1%	30,874	2.1%	31,735	0.8%	691	—%
Income (loss) from equity method investment	(1,177)	(0.1)%	619	—%	(5,414)	(0.1)%	481	—%
Net income (loss)	$102,315	7.2%	$75,266	5.2%	$107,443	2.8%	$(50,520)	(1.3)%

Basic net income (loss) per share of Class A, B and C common stock	$0.23		$0.17		$0.24		$(0.11)
Diluted net income (loss) per share of Class A, B and C common stock	$0.23		$0.17		$0.24		$(0.11)
Weighted average common shares outstanding Class A, B and C common stock
Basic	451,385		447,070		450,739		444,931
Diluted	454,695		451,035		454,047		444,931

Under Armour, Inc.
For the Three and Nine Months Ended September 30, 2019 and 2018
(Unaudited; in thousands)
NET REVENUES BY PRODUCT CATEGORY

	Three Months Ended September 30,			Nine Months Ended September 30,
	2019	2018	% Change	2019	2018	% Change
Apparel	$985,623	$978,457	0.7%	$2,499,989	$2,495,723	0.2%
Footwear	250,596	284,856	(12.0)%	827,223	828,001	(0.1)%
Accessories	118,164	116,186	1.7%	306,406	314,250	(2.5)%
Total net sales	1,354,383	1,379,499	(1.8)%	3,633,618	3,637,974	(0.1)%
Licensing revenues	29,602	31,363	(5.6)%	76,567	78,876	(2.9)%
Connected Fitness	39,346	32,160	22.3%	101,385	90,098	12.5%
Corporate Other	6,125	(46)	13,415.2%	$14,337	$(3,743)	483.0%
Total net revenues	$1,429,456	$1,442,976	(0.9)%	$3,825,907	$3,803,205	0.6%
NET REVENUES BY SEGMENT

	Three Months Ended September 30,			Nine Months Ended September 30,
	2019	2018	% Change	2019	2018	% Change
North America	$1,015,920	$1,059,535	(4.1)%	$2,675,389	$2,770,463	(3.4)%
EMEA	160,981	147,640	9.0%	440,405	414,170	6.3%
Asia-Pacific	154,898	149,388	3.7%	453,296	390,647	16.0%
Latin America	52,186	54,299	(3.9)%	141,095	141,570	(0.3)%
Connected Fitness	39,346	32,160	22.3%	101,385	90,098	12.5%
Corporate Other	6,125	(46)	13,415.2%	14,337	$(3,743)	483.0%
Total net revenues	$1,429,456	$1,442,976	(0.9)%	$3,825,907	$3,803,205	0.6%
INCOME (LOSS) FROM OPERATIONS

	Three Months Ended September 30,				Nine Months Ended September 30,
	2019	% of Net Revenues (1)	2018	% of Net Revenues (1)	2019	% of Net Revenues (1)	2018	% of Net Revenues (1)
North America	$237,229	23.4%	$253,706	23.9%	$536,700	20.1%	$534,421	19.3%
EMEA	21,989	13.7%	16,726	11.3%	44,700	10.1%	17,935	4.3%
Asia-Pacific	34,666	22.4%	36,579	24.5%	74,116	16.4%	82,092	21.0%
Latin America	233	0.4%	(3,772)	(6.9)%	(4,017)	(2.8)%	(10,339)	(7.3)%
Connected Fitness	7,023	17.8%	2,132	6.6%	8,103	8.0%	7,254	8.1%
Corporate Other	(162,220)	NM	(186,405)	NM	(496,905)	NM	(645,932)	NM
Income (loss) from operations	$138,920	9.7%	$118,966	8.2%	$162,697	4.3%	$(14,569)	(0.4)%
(1) The operating income (loss) percentage is calculated based on total segment net revenues. Additionally, the operating income (loss) percentage for Corporate Other is not presented as it is not a meaningful metric (NM).

Under Armour, Inc.
As of September 30, 2019, December 31, 2018 and September 30, 2018
(Unaudited; in thousands)
CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30, 2019	December 31, 2018	September 30, 2018
Assets
Current assets
Cash and cash equivalents	$416,603	$557,403	$168,682
Accounts receivable, net	843,495	652,546	867,074
Inventories	906,544	1,019,496	1,173,115
Prepaid expenses and other current assets	292,447	364,183	378,159
Total current assets	2,459,089	2,593,628	2,587,030
Property and equipment, net	778,894	826,868	821,078
Operating lease right-of-use assets	595,832	—	—
Goodwill	541,798	546,494	551,208
Intangible assets, net	37,811	41,793	43,792
Deferred income taxes	90,860	112,420	86,436
Other long term assets	129,481	123,819	137,625
Total assets	$4,633,765	$4,245,022	$4,227,169
Liabilities and Stockholders’ Equity
Revolving credit facility, current	$—	$—	$75,000
Accounts payable	483,627	560,884	499,467
Accrued expenses	309,305	340,415	303,399
Customer refund liabilities	209,785	301,421	303,457
Operating lease liabilities	119,446	—	—
Current maturities of long term debt	—	25,000	25,000
Other current liabilities	77,498	88,257	93,416
Total current liabilities	1,199,661	1,315,977	1,299,739
Long term debt, net of current maturities	591,995	703,834	703,455
Operating lease liabilities, non-current	588,490	—	—
Other long term liabilities	99,953	208,340	218,054
Total liabilities	2,480,099	2,228,151	2,221,248
Total stockholders’ equity	2,153,666	2,016,871	2,005,921
Total liabilities and stockholders’ equity	$4,633,765	$4,245,022	$4,227,169

Under Armour, Inc.
For the Nine Months Ended September 30, 2019 and 2018
(Unaudited; in thousands)
CONSOLIDATED STATEMENTS OF CASH FLOWS

	Nine Months Ended September 30,
	2019	2018
Cash flows from operating activities
Net income (loss)	$107,443	$(50,520)
Adjustments to reconcile net income (loss) to net cash provided by operating activities
Depreciation and amortization	140,443	135,029
Unrealized foreign currency exchange rate gain	12,885	9,350
Loss on disposal of property and equipment	2,884	3,378
Impairment charges	—	9,930
Amortization of bond premium	190	190
Stock-based compensation	38,048	32,445
Excess tax benefit (loss) from stock-based compensation arrangements	—	(3)
Deferred income taxes	23,827	(9,965)
Changes in reserves and allowances	(22,778)	(239,073)
Changes in operating assets and liabilities:
Accounts receivable	(187,585)	(23,846)
Inventories	123,364	(30,390)
Prepaid expenses and other assets	73,753	(97,519)
Other non-current assets	5,939	(1,596)
Accounts payable	(67,336)	(37,353)
Accrued expenses and other liabilities	(52,466)	113,297
Customer refund liabilities	(88,710)	304,685
Income taxes payable and receivable	(7,433)	778
Net cash provided by operating activities	102,468	118,817
Cash flows from investing activities
Purchases of property and equipment	(105,767)	(121,439)
Sale of property and equipment	—	11,285
Purchase of equity method investment	—	(39,208)
Purchases of other assets	(1,273)	(4,861)
Net cash used in investing activities	(107,040)	(154,223)
Cash flows from financing activities
Proceeds from long term debt and revolving credit facility	25,000	465,000
Payments on long term debt and revolving credit facility	(162,817)	(580,000)
Employee taxes paid for shares withheld for income taxes	(4,088)	(2,743)
Proceeds from exercise of stock options and other stock issuances	5,797	10,739
Payments of debt financing costs	(2,661)	(11)
Other financing fees	77	306
Net cash used in financing activities	(138,692)	(106,709)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	4,809	520
Net increase in cash, cash equivalents and restricted cash	(138,455)	(141,595)
Cash, cash equivalents and restricted cash
Beginning of period	566,060	318,135
End of period	$427,605	$176,540

Under Armour, Inc.
For the Three and Nine Months Ended September 30, 2019
(Unaudited)

The table below presents the reconciliation of net revenue growth (decline) calculated in accordance with GAAP to currency neutral net revenue which is a non-GAAP measure. See "Non-GAAP Financial Information" above for further information regarding the Company's use of non-GAAP financial measures.
CURRENCY NEUTRAL NET REVENUE GROWTH (DECLINE) RECONCILIATION

	Three Months Ended September 30, 2019	Nine Months Ended September 30, 2019
Total Net Revenue
Net revenue growth (decline) - GAAP	(0.9)%	0.6%
Foreign exchange impact	0.8%	1.3%
Currency neutral net revenue growth (decline) - Non-GAAP	(0.1)%	1.9%

North America
Net revenue decline - GAAP	(4.1)%	(3.4)%
Foreign exchange impact	—%	0.2%
Currency neutral net revenue decline - Non-GAAP	(4.1)%	(3.2)%

EMEA
Net revenue growth - GAAP	9.0%	6.3%
Foreign exchange impact	4.1%	4.6%
Currency neutral net revenue growth - Non-GAAP	13.1%	10.9%

Asia-Pacific
Net revenue growth - GAAP	3.7%	16.0%
Foreign exchange impact	2.7%	4.7%
Currency neutral net revenue growth - Non-GAAP	6.4%	20.7%

Latin America
Net revenue decline - GAAP	(3.9)%	(0.3)%
Foreign exchange impact	2.6%	3.3%
Currency neutral net revenue growth (decline) - Non-GAAP	(1.3)%	3.0%

Total International
Net revenue growth - GAAP	4.8%	9.3%
Foreign exchange impact	3.2%	4.5%
Currency neutral net revenue growth - Non-GAAP	8.0%	13.8%

Under Armour, Inc.
As of September 30, 2019 and 2018
BRAND HOUSE AND FACTORY HOUSE DOOR COUNT

	September 30,
	2019	2018
Factory House	167	162
Brand House	18	15
North America total doors	185	177

Factory House	96	68
Brand House	89	65
International total doors	185	133

Factory House	263	230
Brand House	107	80
Total doors	370	310